Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Fremont General Corporation 1997 Stock Plan of our report dated March 21, 2002 with respect to the consolidated financial statements of Fremont General Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP

Los Angeles, California
August 21, 2002